Exhibit 3.1
AMENDED AND RESTATED BYLAWS1
OF
UNITED STATES CELLULAR CORPORATION
(a Delaware corporation)
ARTICLE I

STOCKHOLDERS
Section 1.1. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before such meeting shall be held on such date, and at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors.
Section 1.2. Special Meetings. Special meetings of stockholders may be called by the Board of Directors or by the Chair or the President and shall be called by the Chair or President at the request in writing, stating the purpose or purposes thereof, of holders of at least a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote on the business proposed to be transacted at the meeting. Special meetings of stockholders may be held at such time and place, within or without the State of Delaware, as shall be determined by resolution of the Board of Directors or as may be specified in the call of any such special meeting. If not otherwise designated, the place of any special meeting shall be the principal office of the Corporation in the State of Illinois.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. For avoidance of doubt, the Corporation shall not be required to call, or distribute a notice of meeting relating to, a special meeting of stockholders at the request of any stockholders, other than a request by holders of at least a majority of the voting power of the capital stock of the Corporation issued and outstanding and entitled to vote on the business proposed to be transacted at the meeting pursuant to the first paragraph of this Section 1.2.
In the event that a special meeting of stockholders is called pursuant to the first paragraph of this Section 1.2 for the purpose of filling any vacancy or newly created directorship, and only in such event, a stockholder may nominate persons for election to such vacancy or newly created directorship (but only with respect to directorships specified in the Corporation’s notice of meeting for such special meeting), if such stockholder (i) was a stockholder of record at the time of giving of notice provided for in this Section 1.2 through the time of the special meeting, (ii) is entitled to vote for the election of director(s) to be elected at such meeting as a stockholder of record on the date set therefor pursuant to Section 1.7(a) of these Bylaws and (iii) complies with the notice procedures set forth below in this Section 1.2. For the avoidance of doubt, the preceding sentence shall be the exclusive means for a stockholder to make nominations before a special meeting of stockholders. Notwithstanding anything herein to the contrary, a stockholder who otherwise complies with this Section 1.2 shall be entitled to nominate persons for election at a special meeting only with respect to director positions to be elected at such meeting for which such stockholder is entitled to vote at such meeting.
Any such nominations by a stockholder shall be made only pursuant to timely notice in proper form in writing to the Secretary of the Corporation.
To be timely, a stockholder’s notice of a director nomination for a special meeting must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the date that public notice is first made of the date of the special meeting and of the number of persons to be elected at such meeting. Delivery of any notice or update thereto required by this Section, Section 1.14 or Section 1.16 shall be by hand, or by certified or registered mail, return receipt requested.
For purposes of these Bylaws, “public notice” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”).
In no event shall any adjournment, postponement, rescheduling, judicial stay or recess of a special meeting, for which notice of such special meeting has been given, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
To be in proper form, a stockholder’s notice of a director nomination shall set forth the information specified in Sections 1.14 and 1.16.
1.    As adopted November 29, 2022 effective January 1, 2023, amended May 24, 2024.

Notwithstanding anything in these Bylaws to the contrary, no business, including the election of directors to fill vacancies or newly created directorships, shall be conducted at a special meeting of stockholders except in accordance with the procedures set forth in this Section 1.2. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that any business proposed, including any nomination of persons for election as directors, was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if the chair should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.
For avoidance of doubt, nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or the right of the Corporation to exclude such proposals from the Corporation’s proxy statement if not required to be included or permitted to be excluded under Rule 14a-8.
Section 1.3. Notice of Meetings and Adjourned Meetings.
(a)    Whenever stockholders are required or permitted to take any action at a meeting, a written or electronic notice of the meeting shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.
(b)    Notice of every meeting of stockholders shall, except when otherwise required by the Restated Certificate of Incorporation of the Corporation (as it may be amended from time to time, the “Restated Certificate of Incorporation”), or the laws of the State of Delaware, be given at least 10 but not more than 60 days prior to such meeting to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, in the manner set forth in Section 9.1 of these Bylaws, by or at the direction of the President or the Secretary or the persons calling such meeting.
(c)    Any meeting may be adjourned from time to time without notice (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment or recess is taken, (ii) displayed during the time scheduled for the meeting on the same electronic network, if any, used to enable stockholders and proxy holders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with these Bylaws. At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, written or electronic notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat as above provided. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.7(a) of these Bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 1.4. Quorum.
(a)    Except as otherwise required by the laws of the State of Delaware or the Restated Certificate of Incorporation, a majority of the voting power of shares of capital stock of the Corporation in matters other than the election of directors under the Restated Certificate of Incorporation and entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of stockholders, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.
(b)    Where a separate vote by a class or group is required with respect to the election of directors or any other matter by the laws of the State of Delaware, the Restated Certificate of Incorporation or by these Bylaws, except as otherwise required by the laws of the State of Delaware or the Restated Certificate of Incorporation, the presence in person or representation by proxy of a majority of the voting power of the outstanding shares of each such class or group entitled to vote with respect to such matter, shall constitute a quorum entitled to take action with respect to the vote on that matter at any meeting of stockholders, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum. For avoidance of doubt, if two or more classes vote as a group in the election of directors or other matters, a majority of the voting power of all outstanding shares in such group shall constitute a quorum, and a majority of the voting power of each class in such group shall not be required as well.
(c)    If at any meeting a quorum shall not be present as required pursuant to paragraph (a), the chair of such meeting may adjourn such meeting to another time and/or place without notice other than announcement at such meeting. If at any meeting a quorum shall be present as required pursuant to paragraph (a) but is not present with respect to one or more matters as required pursuant to paragraph (b), business may be conducted at such meeting with respect to any matters for which a quorum is present and, with respect to matters for which a quorum is not present, the chair of such meeting may adjourn such meeting to another time and/or place without notice other than announcement at such meeting, to consider action with respect to such matters for which a quorum is not present. At such adjourned meeting, if a quorum shall be present or represented pursuant to paragraph (a) and pursuant to paragraph (b) with respect to any matter for which a quorum was not present at the original meeting, any business may be transacted which might have been transacted at the original meeting and with respect to any matter for which a quorum is present at the adjourned meeting, notwithstanding the subsequent withdrawal of enough stockholders to leave less than a quorum.

Section 1.5. Voting.
(a)    Unless otherwise required by law, the stockholders entitled to vote at any meeting of stockholders and the number of votes to which such stockholders are entitled shall be determined as provided in the Restated Certificate of Incorporation.
(b)    Provided that a quorum is present as provided in Section 1.4, unless otherwise provided by law or in the Restated Certificate of Incorporation, directors shall be elected by a plurality of the votes cast in the election of directors by the class or group of stockholders entitled to vote in the election of such directors which are present in person or represented by proxy at the meeting. For avoidance of doubt, if two or more classes vote as a group in the election of certain directors, a plurality of the votes cast by the holders of such group which are present in person or represented by proxy at the meeting shall be the act of such group, and the affirmative vote of a plurality of each class in such group shall not be required as well.
(c)    Provided that a quorum is present as provided in Section 1.4, except as provided in paragraph (d), each question other than the election of directors shall, unless otherwise required by law, the Restated Certificate of Incorporation, these Bylaws or, if determined to be applicable and appropriate by the Board of Directors, stock exchange listing requirements, be decided by the affirmative vote of the holders of stock having a majority of the votes which could be cast by the holders of all stock entitled to vote on such question which are present in person or by proxy at the meeting.
(d)    Provided that a quorum is present as provided in Section 1.4, where a separate vote by a class or group is required on matters other than the election of directors by the laws of the State of Delaware, the Restated Certificate of Incorporation, these Bylaws or, if determined to be applicable and appropriate by the Board of Directors, stock exchange listing requirements, the affirmative vote of holders of stock having a majority of the votes which could be cast by the holders of each such class or group entitled to vote on such matter which are present in person or represented by proxy at the meeting shall be the act of each such class or group, unless otherwise required by law, the Restated Certificate of Incorporation, stock exchange listing requirements or these Bylaws. For avoidance of doubt, if two or more classes vote as a group in matters other than the election of directors, the affirmative vote of a majority of the votes which could be cast by the holders of such group which are present in person or represented by proxy at the meeting shall be the act of such group, and the affirmative vote of a majority of the voting power of each class in such group shall not be required as well.
Section 1.6. Proxies.
(a)    At every meeting of stockholders, each stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. No proxy shall be valid after eleven months from its date, unless such proxy provides for a longer period. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use of the Board of Directors.
(b)    A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of information by telephone, website, telecopy, electronic mail or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided, however, that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder. The inspector or inspectors appointed pursuant to Section 1.10 of these Bylaws shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or such a Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 1.7. Fixing Date for Determination of Stockholders of Record.
(a)    In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no such record date shall have been fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which such notice is given or, if such notice is waived, at the close of business on the day next preceding the day on which such meeting shall be held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this subsection (a) at the adjourned meeting.
(b)    In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which such resolution shall be adopted. If no such record date shall have been fixed by the Board of Directors, such record date shall be, if no prior action by the Board of Directors shall be required by the laws of the State of Delaware, the first date on which a signed written consent setting forth the action taken or proposed to be taken shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no such record date shall have been fixed by the Board of Directors and prior action by the Board of Directors shall be required by the laws of the State of Delaware, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution taking such prior action.
(c)    In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or any allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of any capital stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date shall be adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such payment, allotment or other action. If no such record date shall have been fixed, such record date shall be at the close of business on the day on which the Board of Directors shall adopt the resolution relating to such payment, allotment or other action.
Section 1.8. Stockholder List. The Secretary or any other officer who has charge of the stock ledger of the Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting for a period of at least 10 days ending on the day before the date of such meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 1.9. Voting of Shares by Certain Holders.
Shares of capital stock of the Corporation standing in the name of a deceased person, a minor, an incompetent or a corporation declared bankrupt and entitled to vote may be voted by an administrator, executor, guardian, conservator or trustee, as the case may be, either in person or by proxy, without transfer of such shares into the name of the official so voting.
A stockholder whose shares of capital stock of the Corporation are pledged shall be entitled to vote such shares unless on the transfer books of the Corporation the pledgor has expressly empowered the pledgee to vote such shares, in which case only the pledgee, or such pledgee’s proxy, may represent such shares and vote thereon.
Shares of capital stock of the Corporation belonging to the Corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation shall be held by the Corporation, shall not be voted at any meeting of stockholders and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this Section 1.9 shall be construed to limit the right of any corporation to vote shares of capital stock of the Corporation held by it in a fiduciary capacity.

Section 1.10. Voting Procedures and Inspectors of Elections.
(a)    The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors (individually an “Inspector,” and collectively the “Inspectors”) to act at such meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate shall be able to act at such meeting, the person presiding at such meeting shall appoint one or more other persons to act as Inspectors thereat. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.
(b)    The Inspectors shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each, (ii) determine the shares of capital stock of the Corporation represented at such meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the Inspectors and (v) certify their determination of the number of such shares represented at such meeting and their count of all votes and ballots. The Inspectors may appoint or retain other persons or entities to assist them in the performance of their duties.
(c)    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at such meeting shall be announced at such meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the Inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware (the “Court of Chancery”) upon application by any stockholder shall determine otherwise.
(d)    In determining the validity and counting of proxies and ballots, the Inspectors shall be limited to an examination of the proxies, any envelopes submitted with such proxies, any information provided in accordance with the second paragraph of Section 1.6 of these Bylaws, ballots and the regular books and records of the Corporation, except that the Inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by a stockholder of record to cast or more votes than such stockholder holds of record. If the Inspectors consider other reliable information for the limited purpose permitted herein, the Inspectors, at the time they make their certification pursuant to paragraph (b) of this Section 1.10, shall specify the precise information considered by them, including the person or persons from whom they obtained such information, when the information was obtained, the means by which such information was obtained and the basis for the Inspectors’ belief that such information is accurate and reliable.
Section 1.11. Consent of Stockholders in Lieu of Meeting. Any action required to be taken or which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by persons entitled to vote capital stock of the Corporation representing not less than the minimum voting power of the shares that would be necessary to authorize or take such action at a meeting at which all shares of capital stock of the Corporation entitled to vote thereon were present and voted. Every written consent shall bear the date of signature of each stockholder (or his, her or its proxy) who shall sign such consent. All such written consents shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. No written consent shall be effective to authorize or take the corporate action referred to therein unless, within 60 days of the earliest dated written consent delivered in the manner required by this Section 1.11 to the Corporation, written consents signed by a sufficient number of persons to authorize or take such action shall be delivered to the Corporation at its registered office in the State of Delaware, at its principal place of business or to the Secretary as aforesaid. All such written consents shall be filed with the minutes of proceedings of the stockholders and actions authorized or taken under such written consents shall have the same force and effect as those adopted by vote of the stockholders at any annual or special meeting thereof. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided in this section.
Section 1.12. Introduction of Business at an Annual Meeting of Stockholders. At an annual meeting of stockholders, only such business (other than the election of directors) shall be conducted, and only such proposals (other than the nomination of persons for election of directors pursuant to Section 1.13) shall be acted upon, as shall have been properly brought before an annual meeting of stockholders.
To be properly brought before an annual meeting of stockholders, business (other than director nominations) must be (a) pursuant to the Corporation's notice of meeting and proxy materials with respect to such meeting, (b) properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the annual meeting by a stockholder who (i) was a stockholder of record at the time of giving of notice provided for in this Section 1.12 through the time of the annual meeting, (ii) is entitled to vote with respect to such business at the meeting as a stockholder of record on the date set therefor pursuant to Section 1.7(a) of these Bylaws and (iii) complies with the notice procedures set forth in these Bylaws as to such business. For the avoidance of doubt, clause (c) above shall be the exclusive means for a stockholder to propose business (other than business included in the Corporation's proxy materials pursuant to Rule 14a-8 under the Exchange Act) before an annual meeting of stockholders. Notwithstanding anything to the contrary, a stockholder who otherwise complies with this Section 1.12 shall be entitled to propose business at an annual meeting only with respect to matters for which such stockholder is entitled to vote at such meeting.

For business to be properly brought before an annual meeting of stockholders by a stockholder, the stockholder must have given timely notice in proper form in writing to the Secretary of the Corporation.
To be timely, a stockholder’s notice of proposed business (other than director nominations) with respect to an annual meeting must be received by the Secretary at the principal executive offices of the Corporation not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the anniversary of the date on which the Corporation filed with the SEC its definitive proxy statement (regardless of any later filed amendments thereto) in connection with the most recent preceding annual meeting of stockholders, except that, subject to the next paragraph, if the date of the annual meeting for a year has been changed by more than 30 calendar days before or after the anniversary date of the most recent preceding annual meeting, a stockholder’s notice of proposed business (other than director nominations) shall be timely if it is received by the Corporation not earlier than 150 calendar days nor later than the close of business on the 120th calendar day in advance of the date of such annual meeting or, if the first public notice of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, not later than the close of business on the tenth calendar day following the date that public notice is first made by the Corporation of the date of the annual meeting for such year. Delivery of any notice or update thereto required by this Section or Section 1.16 shall be by hand or by certified or registered mail, return receipt requested.
In no event shall any adjournment, postponement, rescheduling, judicial stay or recess of an annual meeting, for which notice of such annual meeting has been given, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above.
Unless otherwise required by law, if the stockholder providing notice (or a Qualified Representative (as defined in Section 1.17) of the stockholder) proposing business to be conducted at a meeting does not appear at the meeting of stockholders of the Corporation to propose such business, such proposed business shall not be transacted, and no vote shall be taken with respect to such proposed business, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
To be in proper form, a stockholder’s notice shall set forth the following information.
A stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before an annual meeting of stockholders (a) a reasonably brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Restated Certificate of Incorporation or these Bylaws, the text of the proposed amendment), (c) the name and address of the stockholder proposing such business and each other Covered Person (as defined in Section 1.17) (including, as applicable, as they appear on the Corporation’s books), (d) the class and number of shares of the Corporation which are, directly or indirectly, beneficially owned or owned of record (specifying the type of ownership) by such stockholder and any other Covered Person (including any rights to acquire beneficial ownership at any time in the future); the date or dates on which such shares were acquired; and the investment intent of such acquisition, (e) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote with respect to such business at such meeting and that such stockholder intends to appear in person or cause a Qualified Representative of such stockholder to appear in person at the meeting to move the consideration of such business and an acknowledgement that, if such stockholder (or a Qualified Representative of such stockholder) does not appear to present such business at such meeting, the Corporation need not present such business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation, (f) a description of all agreements, arrangements or understandings (whether written or oral) between or among any Covered Person and any other Covered Person or any other person or persons, including competitors of the Corporation, specifying the names and addresses of such persons, relating to the proposal of such business by such stockholder (or the support thereof) or relating to acquiring, holding, voting or disposing of any securities of the Corporation or any Derivative Interests (as defined in Section 1.17) therein, or to cooperate in obtaining, changing or influencing the control of the Corporation, (g) any material interest of the stockholder or any other Covered Person in such business, (h) all information that would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act, by any Covered Person, regardless of whether such Covered Person has publicly filed or is actually required to file a Schedule 13D containing such information, (i) a statement whether or not such stockholder or any other Covered Person will deliver a proxy statement and form of proxy to any other stockholders or otherwise engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) relating to such business and, if so, a description of which stockholders will be solicited and how such stockholder or Covered Person will conduct the solicitation and the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and (j) the information specified in Sections 1.14(b)(iii), (vi)-(xiv) and (xix) and Section 1.16 with respect to each Covered Person; provided, however, that the disclosures in the foregoing subclauses (a) through (j) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

The stockholder shall be deemed to have affirmatively asserted that no person is a Covered Person other than the stockholder and any Covered Person expressly identified by the stockholder in its notice. To the extent that the stockholder’s notice (or any update thereto provided pursuant to this paragraph) is inaccurate in any material respect and/or incomplete in any material respect, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.12. Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting, it being understood that no such notice may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.12. If the Board of Directors determines before the stockholders’ meeting that such stockholder’s notice does not comply with the requirements of this Section 1.12, the chair of the meeting shall declare to the meeting that such stockholder’s notice does not comply with the procedures prescribed by these Bylaws and the business proposed by such stockholder shall be disregarded (notwithstanding that proxies with respect to a vote on such business may have been received by the Corporation).
Notwithstanding anything in these Bylaws to the contrary, no business (other than the election of directors as provided in Section 1.13) shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.12. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting in accordance with the procedures prescribed by these Bylaws, and if the chair should so determine, the chair shall so declare to the meeting and any such business not properly brought before the meeting shall not be considered.
Notwithstanding the foregoing provisions of this Section 1.12, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.12; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to proposals as to any other business to be considered pursuant to this Section 1.12.
For avoidance of doubt, nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or the right of the Corporation to exclude such proposals from the Corporation’s proxy statement if not required to be included or permitted to be excluded under Rule 14a-8.
Section 1.13. Nomination of Directors at an Annual Meeting. Only persons nominated in accordance with the procedures set forth in this section shall be eligible for election as directors at an annual meeting.
Nominations of persons for election to the Board may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Section 1.13 through the time of the annual meeting, (ii) is entitled to vote for the election of the directors to be elected at such meeting as a stockholder of record on the date set therefor pursuant to Section 1.7(a) of these Bylaws and (iii) complies with the notice procedures set forth in Sections 1.13 and 1.14. For the avoidance of doubt, clause (b) in the immediately preceding sentence shall be the exclusive means for a stockholder to make nominations before an annual meeting of stockholders. The number of nominees a stockholder may nominate for election at an annual meeting may not exceed the number of directors such stockholder is entitled to vote for at such meeting, and for the avoidance of doubt, no stockholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in this Section 1.13. Notwithstanding anything herein to the contrary, a stockholder who otherwise complies with this Section 1.13 shall be entitled to nominate persons for election at an annual meeting only with respect to director positions to be elected at such meeting for which such stockholder is entitled to vote at such meeting.
Such nominations, other than those made by or at the direction of the Board of Directors, shall be made only pursuant to timely notice in proper form in writing to the Secretary of the Corporation.

To be timely, a stockholder’s notice of director nomination for an annual meeting must be received by the Secretary at the principal executive offices of the Corporation not earlier than 120 calendar days nor later than the close of business on the 90th calendar day in advance of the anniversary of the date on which the Corporation filed with the SEC its definitive proxy statement (regardless of any later filed amendments thereto) in connection with the preceding year’s annual meeting of stockholders, except that, subject to the next paragraph, if the date of the annual meeting for a year has been changed by more than 30 calendar days before or after the anniversary date of the most recent preceding annual meeting, a stockholder’s notice shall be timely if it is received by the Corporation not earlier than 150 calendar days nor later than the close of business on the 120th calendar day in advance of the date of such annual meeting or, if the first public notice of the date of such annual meeting is less than 130 days prior to the date of such annual meeting, not later than the close of business on the tenth calendar day following the date that public notice is first made by the Corporation of the date of the annual meeting for such year. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public notice naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least ten days before the last day a stockholder may deliver a notice of nomination in accordance with the preceding sentence, a stockholder’s notice required by this bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth calendar day following the day on which such public notice is first made by the Corporation. Delivery of any notice required by this Section or update thereto required by Section 1.14 or Section 1.16 shall be by hand, or by certified or registered mail, return receipt requested.
In no event shall any adjournment, postponement, rescheduling, judicial stay or recess of an annual meeting, for which notice of such annual meeting has been given, or the announcement thereof, commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice of a director nomination shall set forth the information specified in Sections 1.14 and 1.16.
Unless otherwise required by law, if the stockholder providing notice (or a Qualified Representative of the stockholder) proposing a nominee for director at an annual meeting does not appear at the meeting to present such nomination, such proposed nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies with respect to such vote may have been received by the Corporation.
Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 1.13; provided, however, that any references in these Bylaws to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations pursuant to this Section 1.13.
Section 1.14. Stockholder’s Notice for Nomination of Directors.
A stockholder’s notice with respect to director nominations under Section 1.2 or 1.13 shall set forth:

(a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”) (i) the name, age, business address and residence address of such Proposed Nominee; (ii) the principal occupation or employment of such Proposed Nominee; (iii) the class and number of shares of the Corporation which are beneficially owned by such Proposed Nominee ; (iv) a description of any agreement, arrangement or understanding (whether written or oral) within the past three years with respect to any direct or indirect compensation, participation, interest, reimbursement or indemnification arrangement received or to be received from any person or entity other than the Corporation, in connection with or in any way related to such Proposed Nominee’s nomination as a candidate for election as a director or service as a director of the Corporation; (v) a description of any material relationships between or among such Proposed Nominee or any of such Proposed Nominee’s affiliates or associates (as each is defined in Section 1.17), on the one hand, and such stockholder or any other Covered Person, on the other hand, including all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K as if such stockholder or Covered Person were the “registrant” for purposes of such rule and the Proposed Nominee were a director or executive officer of such registrant; (vi) a description of any business or personal interests that could reasonably be expected to place such Proposed Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; (vii) a written representation and agreement completed by such Proposed Nominee in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within 10 days after receiving such request) providing that such Proposed Nominee: (A) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law; (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee that has not been disclosed to the Corporation; (C) will, if elected as a director of the Corporation, comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Restated Certificate of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Proposed Nominee within five (5) business days after the Secretary receives any written request therefor from such Proposed Nominee), and all applicable fiduciary duties under state law; (D) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (E) intends to serve a full term as a director of the Corporation, if elected; (F) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and (G) will tender his or her resignation as a director of the Corporation if the Board of Directors determines that such Proposed Nominee failed to comply with the provisions of this Section 1.14(a)(vii) in all material respects, provides such Proposed Nominee notice of any such determination and, if such non-compliance may be cured, such Proposed Nominee fails to cure such non-compliance within 10 business days after delivery of such notice to such Proposed Nominee; (viii) a written questionnaire with respect to the background and qualifications of such Proposed Nominee, completed by such Proposed Nominee in the form required by the Corporation (which form such stockholder shall request in writing from the Secretary prior to submitting notice and which the Secretary shall provide to such stockholder within 10 days after receiving such request); and (ix) any other information relating to such Proposed Nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. To the extent that the notice (or any update thereto provided pursuant to this paragraph) is inaccurate in any material respect and/or incomplete in any material respect, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.14(a). Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting, it being understood that no such notice may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.14(a); and
(b) as to the stockholder giving the notice (i) the name and address of such stockholder and any other Covered Person (including, as applicable, as they appear on the Corporation’s books); (ii) the class and number of shares of the Corporation which are, directly or indirectly, beneficially owned or owned of record (specifying the type of ownership) by such stockholder and any other Covered Person (including any rights to acquire beneficial ownership at any time in the future); the date or dates on which such shares were acquired; and the investment intent of such acquisition; (iii) the name of each nominee holder for, and number of, any securities of the Corporation owned beneficially but not of record by such stockholder or any other Covered Person and any pledge by such stockholder or any other Covered Person with respect to any of such securities; (iv) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote on the election of the directors to be elected at such meeting and the Proposed Nominee(s) being nominated by such person, and that such stockholder intends to appear in person or cause a Qualified Representative of such stockholder to appear in person at the meeting to nominate the Proposed Nominee(s) and an acknowledgement that, if such stockholder (or a Qualified Representative of such stockholder) does not appear to present such Proposed Nominee(s) at such meeting, the Corporation need not present such Proposed Nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation;; (v) a description of all agreements, arrangements or understandings (whether written or oral) between or among any Covered Person and any other Covered Person or any other person or persons, including competitors of the Corporation, specifying the names and addresses of such persons, relating to the nomination or nominations to be made by the stockholder (or the support thereof) or relating to acquiring, holding, voting, or disposing of any securities of the Corporation or any Derivative Interests therein, or to cooperate in obtaining, changing or influencing the control of the

Corporation; (vi) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder or any other Covered Person in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Corporation securities where such stockholder or such Covered Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such stockholder or any Covered Person (A) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (B) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity; (viii) any significant equity interests or any Derivative Instruments in any principal competitor of the Corporation held by such stockholder or any other Covered Person; (ix) any direct or indirect interest of such stockholder or any other Covered Person in any contract or arrangement with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (x) a representation that (A) neither such stockholder nor any Covered Person has breached any contract or other agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (B) such stockholder and each Covered Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act with respect to the matters set forth in this Section 1.14; (xi) (A) a description of the investment strategy or objective, if any, of such stockholder or any Covered Person who is not an individual and (B) a copy of the prospectus, offering memorandum or similar document and any presentation, document or marketing material provided to third parties (including investors and potential investors) to solicit an investment in the stockholder or any Covered Person that contains or describes the stockholder’s or such Covered Person’s performance, personnel or investment thesis or plans or proposals with respect to the Corporation; (xii) a certification regarding whether such stockholder and each Covered Person has complied with all applicable federal, state and other legal requirements in connection with such stockholder’s or Covered Person’s acquisition of shares of capital stock or other securities of the Corporation and such stockholder’s or Covered Person’s acts or omissions as a stockholder of the Corporation, if such stockholder or Covered Person is or has been a stockholder of the Corporation; (xiii) (A) if the stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is not a natural person, the identity of the natural person or persons associated with such stockholder (or beneficial owner(s)) responsible for the formulation of and decision to propose the business or nomination to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such stockholder (or beneficial owner(s)), the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting and (B) if the stockholder (or the beneficial owner(s) on whose behalf such stockholder is submitting a notice to the Corporation) is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of the capital stock of the Corporation and that reasonably could have influenced the decision of such stockholder (or beneficial owner(s)) to propose such business or nomination to be brought before the meeting; (xiv) a complete and accurate description of any pending or, to such stockholder’s knowledge, threatened legal proceeding in which such stockholder or any other Covered Person is a party or participant involving the Corporation or, to such stockholder’s knowledge, any current or former officer, director, affiliate or associate of the Corporation; (xv) a description of any material interest of such stockholder or any other Covered Person in the election of any Proposed Nominee; (xvi) all information that would be required to be filed on Schedule 13D (including the exhibits thereto) under the Exchange Act, by any Covered Person, regardless of whether such Covered Person has publicly filed or is actually required to file a Schedule 13D containing such information; (xvii) a statement whether or not such stockholder or any other Covered Person will deliver a proxy statement and form of proxy to any other stockholders or otherwise engage in a solicitation (within the meaning of Exchange Act Rule 14a-1(l)) relating to such nomination and, if so, a description of which stockholders will be solicited and how such stockholder or Covered Person will conduct the solicitation, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and a representation as to whether such stockholder intends or is part of a group that intends to solicit proxies in support of the election of any Proposed Nominee in accordance with Rule 14a-19 under the Exchange Act; (xviii) the information specified by Section 1.16 with respect to each Covered Person; and (xix) all other information relating to such stockholder or any Covered Person, or such stockholder’s or any Covered Person’s associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such stockholder, if any, or for the election of any Proposed Nominee in a contested election or otherwise pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; provided, however, that the disclosures in the foregoing subclauses (i) through (xix) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.
The stockholder shall be deemed to have affirmatively asserted that no person is a Covered Person other than the stockholder and any Covered Person expressly identified by the stockholder in its notice.

Notwithstanding anything herein to the contrary, if (a) the stockholder providing notice under this Section 1.14 or any other Covered Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Proposed Nominee and (b) (i) such stockholder or any other Covered Person subsequently either (A) notifies the Corporation that such stockholder or other Covered Person no longer intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act or (B) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or other Covered Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the immediately following sentence) and (ii) no other stockholder or Covered Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Proposed Nominee (A) to the Corporation’s knowledge, intends to solicit proxies in support of the election of such Proposed Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (B) has complied with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act, then the nomination of such Proposed Nominee shall be disregarded and no vote on the election of such Proposed Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any stockholder providing notice under Section 1.13 or any other Covered Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such stockholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied.
To the extent that the notice (or any update thereto provided pursuant to this paragraph) is inaccurate in any material respect and/or incomplete in any material respect, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.14(b). Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information (including the representation made pursuant to Section 1.14(b)(xvii)) changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting, it being understood that no such notice may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.14(b).
Notwithstanding anything to the contrary in these Bylaws, no nomination by any stockholder shall be effective unless made, and no person shall be eligible for election as a director of the Corporation unless nominated, in accordance with the procedures set forth in Section 1.2 or this Section 1.14.
If the Board of Directors determines before the stockholders’ meeting that such stockholder’s notice does not comply with the requirements of this Section 1.14, the chair of the meeting shall declare to the meeting that such stockholder’s notice does not comply with the procedures prescribed by these Bylaws and the director nomination by such stockholder shall be disregarded (notwithstanding that proxies may have been received by the Corporation).
Section 1.15. Qualifications:
(a)    In addition to any other qualifications for director election set forth in these Bylaws, a person properly nominated under Section 1.2 or 1.13 (a “candidate”) shall not be eligible for election as a director in the following circumstances:
(i)    Federal Communications Commission Qualification. Such candidate shall not be eligible for election or continued service as a director unless he or she is eligible to serve as a director of a company that controls licenses granted by the Federal Communications Commission (“FCC”), as determined by the Board of Directors with the advice of counsel.
(ii)    Competition with Corporation. Such candidate shall not be eligible for election or continued service as a director if he or she is or becomes affiliated with, employed by or a representative of, or has or acquires a material personal involvement with, or material financial interest in, any individual, corporation, association, partnership, firm, business enterprise or other entity, organization or person which is engaged in competition with the Corporation or any of its subsidiaries or affiliates ("Business Competitor"), as determined by the Board of Directors. Such affiliation, employment or representation shall include, without limitation, service or status as an owner, partner, stockholder, trustee, director, officer, consultant, employee, agent or counsel, or the existence of any relationship which results in such person having an express, legal or fiduciary obligation to act on behalf of or in the interests of a Business Competitor; provided, however, that passive ownership of an interest not exceeding 1% of the outstanding securities in any publicly-owned Business Competitor shall not constitute such affiliation, employment or representation.
(iii)    Other Qualifications.    Such candidate shall not be eligible for election or continued service as a director if, as determined by the Board of Directors with the advice of counsel, (i) such candidate’s election as a director would violate federal, state or foreign law or applicable stock exchange requirements (other than those related to independence) or (ii) such candidate has been convicted, including a plea of guilty or nolo contendere, of any felony, or of any misdemeanor involving moral turpitude.
(b)     Additional Information. In addition to any other qualifications for director election set forth in these Bylaws, a person nominated by a stockholder under Section 1.2 or 1.13 shall not be eligible for election as a director unless, prior to such person’s initial election as a director, he or she signs and returns to the Secretary, within ten days of a request therefor, written responses to any questions posed by the Secretary that are intended to:

(i)    determine whether such person, if elected, would qualify as an “independent director” under listing standards of the New York Stock Exchange and any other exchange on which the Corporation’s shares are listed;
(ii)    determine whether such person is eligible or qualified to serve as a director of the Corporation under these Bylaws;
(iii)     obtain other information with respect to such person, and a description of all direct and indirect agreements, arrangements and understandings (whether written or oral) during the past three years, identifying all amounts, and any other relationships, between or among such person and any Covered Person or any other person, including competitors of the Corporation, specifying the names and addresses of such persons, that could be material or otherwise required to be disclosed under SEC proxy solicitation rules or applicable stock exchange listing standards relating to such person’s possible election as a director of the Corporation, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the SEC if the stockholder or any other Covered Person were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, and information relating to any agreement, arrangement or understanding (whether written or oral) with respect to any direct or indirect compensation, participation, interest, reimbursement or indemnification received or to be received from any person or entity other than the Corporation, in connection with or in any way related to such person’s nomination as a candidate for election as a director or service as a director of the Corporation; and
(iv) solicit from such person any other information that the Secretary determines could be material to a reasonable stockholder, including information relating to the independence, or lack thereof, of such person.
In addition, any person nominated by a stockholder under Section 1.2 or 1.13 shall not be eligible for election as a director unless such person has, within 10 days following any reasonable request therefor from the Board of Directors or any committee thereof, made himself or herself available to be interviewed by directors of the Corporation and/or other persons designated by the Board of Directors with respect to, among other things, the information about such person included in the notice from the stockholder described in Section 1.14(a), such person’s qualifications to serve as a director under Section 1.15(a) and otherwise, responses by such person to the questions described in Section 1.15(b)(i)-(iv), information obtained from the background check described in Section 1.15(c), and other matters relating to such person’s candidacy or service as a director of the Corporation.
To the extent that the responses to the questions posed pursuant to this Section 1.15(b) are inaccurate in any material respect as determined by the Board of Directors (including any such deemed affirmative assertions) and/or incomplete in any material respect, the person returning the responses shall be deemed not to have complied with the requirements of this Section 1.15. If any answer changes between the date that such answer is originally returned to the Secretary and the date of the stockholders’ meeting at which such person is nominated for election or reelection as a director, such person shall update such answer in writing to the Secretary at the principal executive offices of the Corporation, such update to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting, it being understood that no such update may cure any deficiencies or inaccuracies with respect to any prior answer by such person. Any failure to so update the answers in any material respect shall result in such person being deemed not to have complied with the qualification requirements of this Section 1.15.
Notwithstanding compliance with the foregoing requirements, any such person shall also be required to promptly (but in no event later than three business days) respond to reasonable requests by the Secretary for additional information or clarification of responses from such person.
(c)    Each person who consents to serve as a director of the Corporation if elected shall be deemed to have consented to an investigation and background check of such person by the Corporation or its agents of the type typically obtained by the Corporation with respect to the initial nomination of persons as directors. The scope of the background check may include information relating to character, general reputation and similar information. The types of reports which may be requested from reporting agencies and other sources may include, but not be limited to, credit reports, criminal record checks, public court records checks, driving records, summaries and verifications of education and histories/summaries and verification of employment positions held and related duties, last pay rate or salary, work performance, experience, skills, qualifications, compliance with employer or institutional policies, licensing, certification, training, honesty and other personal characteristics. The information may be obtained from any and all lawful private or public records or sources.
(d)    If the Board of Directors determines before the closing of the polls at a stockholders’ meeting that such person does not comply with the qualification requirements of this Section 1.15, the chair of the meeting shall declare to the meeting that such person is not eligible to be elected as a director in accordance with the procedures prescribed by these Bylaws and the nomination of such person shall be disregarded (notwithstanding that proxies may have been received by the Corporation).

Section 1.16. Information About Stockholders. To be in proper form, a stockholder’s notice (whether given pursuant to Section 1.2, Section 1.12 or Section 1.13) to the Secretary must set forth, in addition to the information required pursuant to Section 1.2, Section 1.12 or Section 1.13, as applicable, (i) the names and addresses of other stockholders (including beneficial owners) known by the stockholder giving the notice to support the nomination(s) or other business proposal(s) submitted by such stockholder and, to the extent known, the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other stockholder(s) or other beneficial owner(s) and (ii) as to the stockholder giving the notice, and as to each Covered Person with respect to such stockholder, information as to any direct or indirect interest, right or obligation (whether written or oral) of any such person in, with respect to or related to (a) all securities, including securities that are not equity securities, of the Corporation that are beneficially owned, within the meaning of Rule 13d-3 under the Exchange Act (a “Long Interest”), (b) any short sale within the meaning or Rule 200 of the Exchange Act, any sale of borrowed securities, “naked short sale” or any other short interest in any security of the Corporation, other than a Synthetic Short Interest, as defined below (a “Short Interest”), (c) any Derivative Instrument (as defined in Section 1.17) that represents an opportunity to profit or share in any profit derived from any increase in the value of securities of the Corporation, other than any Long Interest (a “Synthetic Long Interest”), (d) any Derivative Instrument that represents an opportunity to profit or share in any profit derived from any decrease in the value of securities of the Corporation, other than any Short Interest (a “Synthetic Short Interest”), (e) any Proxy (as defined in Section 1.17) that permits such person to vote, share voting, participate in any voting decision or otherwise direct the vote of any securities of the Corporation (“Vote Buying Interest”), (f) any Proxy pursuant to which such person has authorized any other person to vote, share voting, participate in any voting decision or otherwise direct the vote of any securities of the Corporation (“Vote Selling Interest”), (g) any rights to or obligations with respect to dividends or interests on any securities of the Corporation that are separated or separable from the underlying securities of the Corporation (“Income Interest”), (h) any rights to or obligations with respect to any performance-related or other fees (other than any asset-based fees) based on any increase or decrease in the value of securities of the Corporation or any Derivative Interests therein (“Fee Interest”), and (i) any other direct or indirect economic, voting or derivative interest, right or obligation related to any securities of the Corporation including security lending or borrowing arrangements (“Other Interest” and, together with Short Interests, Synthetic Long Interests, Synthetic Short Interests, Vote Buying Interests, Vote Selling Interests, Income Interests and Fee Interests, the “Derivative Interests”). The notice shall include a description of all economic, voting and other terms of each such Derivative Interest. Notwithstanding the foregoing, no disclosure is required of any option, right or other instrument or benefit of a person that was received from the Corporation or to which the Corporation is a party.
If the stockholder does not expressly disclose that such stockholder or any other Covered Person has an interest in one or more of the foregoing interests in such stockholder’s notice, the stockholder shall be deemed to have affirmatively asserted that the stockholder and each other Covered Person does not have any direct or indirect interest, right or obligation (whether written or oral) with respect to or related to such interest. In the event that any such notice is inaccurate in any material respect (including any such deemed affirmative assertions), as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.16. Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting, it being understood that no such notice may cure any deficiencies or inaccuracies with respect to any prior submission by such stockholder. To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 1.16.
In addition, the stockholder providing notice pursuant to Section 1.2, Section 1.12 or Section 1.13 shall update such notice, if necessary, such that the information provided or required to be provided in such notice shall be true and correct (a) as of the record date for determining the stockholders entitled to receive notice of the meeting and (b) as of the date that is 10 business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (i) be received by the Secretary at the principal executive offices of the Corporation (x) not later than the close of business five (5) business days after the record date for determining the stockholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (a)) and (y) not later than the close of business seven (7) business days prior to the date for the meeting or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (b)), (ii) be made only to the extent that information has changed since such stockholder’s prior submission and (iii) clearly identify the information that has changed since such stockholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this paragraph shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to Section 1.2, Section 1.12 or Section 1.13 and shall not extend the time period for the delivery of notice pursuant to Section 1.2, Section 1.12 or Section 1.13.
If the Board of Directors determines before the stockholders’ meeting that such stockholder’s notice does not comply with the requirements of this Section 1.16, the chair of the meeting shall declare to the meeting that such stockholder’s notice does not comply with the procedures prescribed by these Bylaws and the director nomination or business proposed by such stockholder shall be disregarded (notwithstanding that proxies may have been received by the Corporation).
Section 1.17. Certain Definitions and Interpretive Matters.
For purposes of these Bylaws, an “affiliate” of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act.
For purposes of these Bylaws, an “associate” of a person shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

For purposes of these Bylaws, a “Covered Person” with respect to a stockholder proposing to make a nomination or propose business at a meeting of stockholders and any beneficial owner(s) on whose behalf the nomination or proposal is made, shall mean (a) such stockholder and such beneficial owner(s), (b) any person directly or indirectly controlling, controlled by or under common control with such stockholder or beneficial owner(s), (c) any member of the immediate family of such stockholder or beneficial owner(s) sharing the same household, (d) any person or entity who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with, or is otherwise known by such stockholder or other Covered Person to be acting in concert with, such stockholder, such beneficial owner(s) or any other Covered Person with respect to the stock of the Corporation, (e) any affiliate or associate of such Covered Person, such beneficial owner(s) or any other Covered Person, (f) if such stockholder or any such beneficial owner is not a natural person, any Responsible Person, (g) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Covered Person, such beneficial owner(s) or any other Covered Person with respect to any proposed business or nominations, as applicable, (h) any beneficial owner of shares of stock of the Corporation owned of record by such stockholder or any other Covered Person (other than a stockholder that is a depositary) and (i) any Proposed Nominee.
For purposes of these Bylaws, a “Derivative Instrument” shall mean any option, warrant, convertible security, stock appreciation right, future, forward, swap, synthetic arrangement or similar right, agreement or arrangement (whether or not currently exercisable and whether written or oral) with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any securities of the Corporation, or with a value derived in whole or in part from the value of any securities of the Corporation, including by reference to the market price, volatility, dividend or interest rate or other attribute, whether or not such instrument or right shall be subject to settlement in the underlying securities of the Corporation or otherwise and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Corporation, including by reference to the market price, volatility, dividend or interest rate or other attribute, including but not limited to “derivative securities” as defined under Rule 16a-1 under the Exchange Act (a “Derivative Instrument”).
For purposes of these Bylaws, a “Proxy” shall mean any proxy, contract, arrangement, understanding, or relationship (whether written or oral), other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act, pursuant to which such stockholder has a right to vote, shares voting rights, has authorized another person to vote, has transferred any right to vote, or relates in any way to the voting of any securities of the Corporation.
For purposes of these Bylaws, a “Qualified Representative” of a stockholder means (a) a duly authorized officer, manager or partner of such stockholder or (b) a person authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered by such stockholder to the Corporation prior to the making of any nomination or proposal at a stockholder meeting stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders, which writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, must be produced at the meeting of stockholders.
With respect to any provision of these Bylaws which requires action prior to the close of business on a specified date, “close of business” shall mean 5:00 p.m. Central Time, and if such date is a Saturday, Sunday or holiday for the Corporation, such action shall be required to be taken prior to 5:00 p.m. Central Time on the first business day for the Corporation immediately preceding such specified date.
Any determinations or interpretations relating to Article I of these Bylaws shall be made by the Board of Directors or by the chair of the meeting.
Any action or disclosure by a stockholder under this Article I may be rejected by the Board of Directors or by the chair of the meeting as not complying with the requirements of this Article I, if such action or disclosure, as determined by the Board of Directors or chair of the meeting, makes any untrue statement of material fact, omits to state a material fact necessary to make the statements made not misleading, or was not properly taken or made in accordance with the procedures prescribed by these Bylaws.
Section 1.18. Conduct of Meetings of Stockholders. The person that shall preside as chair at all meetings of stockholders shall be, if present, the Chair or, in his or her absence or failure to act, the Chair of the Board of the Company’s parent company, Telephone and Data Systems, Inc. (“TDS Chair of the Board”), who is a director of the Company, and in his or her absence or failure to act, the President or other senior officer of the Corporation present shall adjourn the meeting to another time and/or place without notice other than announcement at such meeting or shall otherwise postpone or recess the meeting. The chair of a meeting of stockholders shall have the power to adopt and enforce rules for the conduct of such meeting, including but not limited to the maintenance of order and decorum. Each of the chair of the meeting and the Board shall have the authority to adopt and enforce rules providing for the orderly conduct of the meeting and the safety of those in attendance, including without limitation the authority to: (i) determine when the polls will open and close on items submitted for stockholder action; (ii) fix the time allotted for consideration of each agenda item and for questions and comments by persons in attendance; (iii) adopt rules for determining who may pose questions and comments during the meeting; (iv) adopt rules for determining who may attend the meeting; and (v) adopt procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. The chair of the meeting may in his or her discretion adjourn or recess any meeting of the stockholders to another time and/or place without notice other than announcement at such meeting, whether or not a quorum is present at such meeting.

ARTICLE II

DIRECTORS
Section 2.1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 2.2. Number and Term of Directors. The Board of Directors shall consist of not less than nine nor more than fifteen members with the number of members to be set from time to time by resolution of the Board of Directors. The term of office of each director shall be as specified in the Restated Certificate of Incorporation. Each director elected or appointed shall serve until his or her successor shall be elected and qualify, or until his or her earlier death, resignation, removal or disqualification.
Section 2.3. Resignation or Removal. Any director may resign by giving written notice to the Board of Directors or the President. Any such resignation shall take effect at the time of receipt of such notice or at any later time, or at the time of the happening of an event, specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Directors may be removed from office, either with or without cause, only as provided in the Restated Certificate of Incorporation or the laws of the State of Delaware.
Section 2.4. Vacancies. Vacancies and newly created directorships shall be filled as set forth in the Restated Certificate of Incorporation.
Section 2.5. Place of Meetings. Meetings of the Board of Directors may be held at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as may be specified in the call of any such meeting.
Section 2.6. Regular Meetings. A regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and at the same place as the annual meeting of stockholders, or at such other time and place as may be fixed by resolution of the Board of Directors or specified by the Secretary at the direction of the Chair or the President, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting. Additional regular meetings of the Board of Directors may be held without call or notice at such times as shall be fixed by resolution of the Board of Directors or specified by the Secretary at the direction of the Chair or the President.
Section 2.7. Special Meetings. Special meetings of the Board of Directors may be called by the Chair, the President or by a majority of the directors then in office. Notice of each special meeting shall be mailed by the Secretary to each director at least three days before such meeting, or be given by the Secretary personally or by telecopy, electronic mail or other means of electronic transmission at least four hours before such meeting, in the manner set forth in Section 9.1 of these Bylaws. Such notice shall set forth the date, time and place of such meeting but need not, unless otherwise required by the laws of the State of Delaware, state the purpose of such meeting.
Section 2.8. Quorum and Voting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless otherwise provided by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws. A majority of the directors present at any meeting at which a quorum shall be present may adjourn such meeting to any other date, time or place without further notice other than announcement at such meeting. If at any meeting a quorum shall not be present, a majority of the directors present may adjourn such meeting to any other date, time or place upon notice to all directors pursuant to Section 2.7.
Section 2.9. Telephonic Meetings. Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or such committee through conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in any meeting conducted pursuant to this Section 2.9 shall constitute presence in person at such meeting.
Section 2.10. Presumption of Assent. Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the Board of Directors or a committee thereof at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
Section 2.11. Action without Meeting. Unless otherwise restricted by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if written consents, or consents by electronic transmission, thereto are signed, or transmitted, by all members of the Board of Directors or of such committee, as the case may be, and such written consents, or electronic transmissions, are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.12. Major Responsibilities. The major responsibilities of the Board of Directors shall include, without limitation, oversight of the Corporation’s: strategy; condition, performance and longer-term value; customer, economic, social, regulatory and technological environment; competitive position; legal compliance; management organization; human resources; senior management succession planning; and contribution to communities served and society.
Section 2.13. Presiding Director. The presiding director at any meeting of the Board of Directors shall be the Chair, or in his or her absence or failure to act, the TDS Chair of the Board (if such person is a director of the Corporation), and (as applicable) in his or her absence or failure to act, the meeting shall be postponed or adjourned to another time and/or place as specified by a majority of the directors or sole director present at such meeting, upon notice to all directors pursuant to Section 2.7.
Section 2.14. Committees. The Board of Directors may from time to time, in its discretion, by resolution passed by a majority of the entire Board of Directors, designate committees of the Board of Directors consisting of such number of directors as the Board of Directors shall determine, which shall have and may exercise such lawfully delegable powers and duties of the Board of Directors as shall be conferred or authorized by such resolution. The Board of Directors shall have the power to change at any time the members of any such committee, to fill vacancies and to dissolve any such committee.
Section 2.15. Alternates. The Board of Directors may from time to time designate from among the directors alternates to serve on any committee of the Board of Directors to replace any absent or disqualified member at any meeting of such committee. Whenever a quorum cannot be secured for any meeting of any committee from among the regular members thereof and designated alternates, the member or members, including alternates, of such committee present at such meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at such meeting in place of any absent or disqualified member.
Section 2.16. Quorum and Manner of Acting of Committees. A majority of the members of any committee of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of such committee, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of such committee.
Section 2.17. Committee Chair, Books and Records, Etc. Except as otherwise provided herein, the chair of each committee of the Board of Directors shall be selected from among the members of such committee by the Board of Directors.
Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.
Each committee shall fix its own rules of procedure not inconsistent with these Bylaws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.
Section 2.18. Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.
Section 2.19. Interested Directors. The presence of a director, who is directly or indirectly a party in a contract or transaction with the Corporation, or between the Corporation and any other corporation, partnership, association or other organization in which such director is a director or officer or has a financial interest, may be counted in determining whether a quorum is present at any meeting of the Board of Directors or a committee thereof at which such contract or transaction is discussed or authorized, and such director may participate in such meeting to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.
Section 2.20. Compensation. Unless otherwise restricted by the laws of the State of Delaware or the Restated Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. The directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a chair, director, committee chair or committee member. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 2.21. Director Emeritus. The Board of Directors may appoint any former director of the Corporation to serve as director emeritus of the Corporation. Any person appointed as director emeritus shall be entitled to receive notice of, and to attend all meetings of the Board of Directors, and shall continue to provide advice and counsel to the Board of Directors. In such capacity, such person shall not be a director and shall not have any of the liabilities or duties of a director under law, nor shall he or she be counted in determining a quorum of the Board of Directors or vote as a director.

ARTICLE III

OFFICERS
Section 3.1. Number and Designation. The officers of the Corporation shall be a Chair, a President, one or more Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, a General Counsel, a Secretary, a Treasurer, a Controller, a Chief Accounting Officer, and such Assistant Secretaries, Assistant Treasurers or other officers or agents as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person unless the Restated Certificate of Incorporation or these Bylaws provide otherwise.
Section 3.2. Election and Term of Office. The officers of the Corporation shall be elected by the Board of Directors at the first meeting of the Board of Directors held after the election of directors. If the election of such other officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Except as otherwise provided herein, each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her earlier death, resignation, removal or disqualification.
Section 3.3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or agent may resign at any time by giving written notice to the Chair or the President with a copy to the Secretary. Any such resignation shall take effect at the time of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.
Section 3.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.
Section 3.5. Chair. The Chair shall preside at all meetings of the stockholders and of the Board of Directors and shall see that orders and resolutions of the Board of Directors are carried into effect. He or she may sign bonds, mortgages, certificates for shares and all other contracts and documents whether or not under the seal of the Corporation except in cases where the signing and execution thereof shall be expressly delegated by law, by the Board of Directors or by these bylaws to some other officer or agent of the Corporation. The Chair shall determine short term and recommend (to the Long-Term Incentive Compensation Committee) long term compensation for the President, Executive Vice Presidents and Senior Vice Presidents. In the absence of the President (including a vacancy in such office) or in the event of his or her inability or refusal to act, which inability shall be determined by the Chair, the Chair shall perform the duties of the chief executive officer and, when so acting, shall have all the powers of the President.
Section 3.6. President. The President shall be the chief executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. The President, or the President’s designee, shall supervise the duties assigned to the officers of the Corporation, but not including the Chair. The President may execute, alone or with the Secretary or any other officer of the Corporation authorized by the Board of Directors, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or an authorized committee thereof has authorized to be executed, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or a committee thereof or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President also shall in general perform all duties incident to the office of President and such other duties as from time to time may be prescribed by the Board of Directors or by the Chair. In the event of the absence of the President or in the event of his or her inability or refusal to act as President or in the event of his or her earlier death, resignation, removal or disqualification (a “permanent absence”), the Chair shall, automatically and without any action on the part of the Board of Directors or otherwise, succeed to and perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions placed upon the President set forth in this Section 3.6. In the event of the permanent absence of both such persons, the vacancy in the position of President shall be filled with a person who is selected by the Board of Directors.
Section 3.7. Chief Financial Officer. The Chief Financial Officer shall in general supervise and control the financial business and financial affairs of the Corporation. The Chief Financial Officer shall supervise the duties assigned to the Controller, shall administratively supervise the chief internal auditor, and in general he or she shall perform all the duties incident to the offices of Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Chair of the Board, the President, the President’s designee, or the Board of Directors. The duties and powers of the Chief Financial Officer shall extend to all subsidiaries of the Corporation insofar as the Chair of the Board, the President, or the President’s designee may deem appropriate and practicable.
Section 3.8. The Executive Vice Presidents, Senior Vice Presidents and Vice Presidents. In the temporary absence of the President, the Executive Vice Presidents, the Senior Vice Presidents and the Vice Presidents shall, from time to time, perform such specific duties of the President as may be delegated to one or more of such persons in writing by the Chair and, when so acting, shall have such powers and be subject to such restrictions as would be applicable to the President with respect to such specific duties. The Board of Directors may also designate certain Executive Vice Presidents, Senior Vice Presidents or Vice Presidents as being in charge of designated divisions, plants or functions of the Corporation’s business and add appropriate descriptions to their titles. In addition, any Executive Vice President, Senior Vice President or Vice President shall perform such duties as from time to time may be assigned to him or her by the Chair, the President or the Board of Directors.

Section 3.9. General Counsel. The General Counsel shall be the principal legal officer of the Corporation and shall be responsible for and have charge of all legal matters affecting the Corporation, its subsidiaries, and those affiliated entities which it controls. The General Counsel shall perform or supervise the performance of all duties incident to such legal matters, together with such other duties as from time to time may be assigned to him by the Chair, the President or the Board of Directors. The duties and powers of the General Counsel shall extend to all subsidiaries of the Corporation and, insofar as the Chair or the President may deem appropriate and practicable, to all affiliated entities.
Section 3.10. The Secretary. The Secretary shall (a) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) affix the seal of the Corporation or a facsimile thereof, or cause it to be affixed, and, when so affixed, attest the seal by his or her signature, to all Certificates for shares of capital stock of the Corporation prior to the issue thereof and to all other documents the execution of which on behalf of the Corporation under its seal is duly authorized by the Board of Directors or otherwise in accordance with the provisions of these Bylaws; (e) keep a register of the post office address of each stockholder, director or committee member, which shall be furnished to the Secretary by such stockholder, director or member; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chair, the President, the General Counsel or the Board of Directors.
Section 3.11. The Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IV of these Bylaws, disburse the funds of the Corporation as ordered by the Board of Directors, the Chair, the President or as otherwise required in the conduct of the business of the Corporation and render to the Chair, the President or the Board of Directors, upon request, an accounting of all his or her transactions as Treasurer and a report on the financial condition of the Corporation. The Treasurer shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chair, the President or the Board of Directors. If required by the Board of Directors, the Chair or the President, the Treasurer shall give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors or the President, shall determine, for the faithful discharge of his or her duties and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.
Section 3.12. Chief Accounting Officer. The Chief Accounting Officer shall be responsible for determining and establishing accounting systems, policies and standards for the Corporation. The Chief Accounting Officer shall perform all duties as from time to time may be assigned to him or her by the Chair, the President or the Board of Directors.
Section 3.13. Controller. The Controller shall be responsible for implementing accounting systems, policies, procedures and standards for the Corporation under the direction of the President, the Treasurer or the Chief Accounting Officer. The duties of the Controller shall be to maintain adequate records of all assets, liabilities and transactions of the Corporation in accordance with such accounting systems, policies, procedures and standards; to see that adequate audits are currently and regularly performed; and, in conjunction with other officers and department heads, to initiate and enforce measures and procedures whereby the business of the Corporation shall be conducted with the maximum effectiveness and efficiency. Employing the foregoing accounting systems, policies, procedures and standards, the Controller shall develop, implement and administer an effective plan for the control of operations, including properly maintaining internal controls over all assets, liabilities and transactions of the Corporation. The Controller shall perform all duties as from time to time may be assigned to him or her by the Chair, the President, the Chief Financial Officer, the Chief Accounting Officer or the Board of Directors. The duties and powers of the Controller shall extend to all subsidiaries and all affiliated entities of the Corporation insofar as the Chair, the President, the Chief Financial Officer or the Chief Accounting Officer may deem appropriate and practicable.
Section 3.14. Assistant Secretaries and Treasurers. In the absence of the Secretary or the Treasurer, as the case may be, or in the event of his or her inability or refusal to act, the Assistant Secretaries and the Assistant Treasurers, respectively, in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be. In addition, the Assistant Secretaries shall, in general, perform such duties as may be assigned to them by the Chair , the President, the General Counsel, the Secretary or the Board of Directors. In addition, the Assistant Treasurers shall, in general, perform such duties as may be assigned to them by the Chair, the President, the Treasurer or the Board of Directors. Each Assistant Treasurer shall, if required by the Board of Directors, the Chair, the President or the Treasurer, give a bond (which shall be renewed regularly), in such sum and with such surety or sureties as the Board of Directors, the Chair, the President or the Treasurer shall determine, for the faithful discharge of his or her duties.
Section 3.15. Salaries. The salaries and other compensation of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors or by such committee or officer as it shall designate for such purpose. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE IV

CONTRACTS, LOANS, CHECKS, AND DEPOSITS
Section 4.1. Contracts. The Board of Directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 4.2. Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in the name of the Corporation unless authorized by or pursuant to a resolution adopted by the Board of Directors. Such authority may be general or confined to specific instances.
Section 4.3. Checks, Drafts, Etc. All checks, drafts or other orders for payment of money issued in the name of the Corporation shall be signed by such officers, employees or agents of the Corporation as shall from time to time be designated by the Board of Directors, the Chair, the President, the Chief Financial Officer, the Treasurer, the Chief Accounting Officer or the Controller.
Section 4.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as shall be designated from time to time by the Board of Directors, the Chair, the President, the Chief Financial Officer, the Treasurer, the Chief Accounting Officer or the Controller; and such officers may designate any type of depository arrangement (including, but not limited to, depository arrangements resulting in net debits against the Corporation) as may from time to time be offered or made available.
ARTICLE V

CERTIFICATES OF STOCK AND THEIR TRANSFER
Section 5.1. Certificates of Stock. Shares of capital stock of the Corporation shall be represented by Certificates, provided that the Board of Directors may provide by resolution or resolutions under Section 158 of the General Corporation Law of the State of Delaware that some or all of any or all classes or series of the Corporation’s capital stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a Certificate until such Certificate is surrendered to the Corporation. Every holder of a class or series of capital stock in the Corporation represented by Certificates shall be entitled to have a Certificate representing the number of such shares owned by the stockholder in the Corporation unless and until the Board of Directors provides by resolution or resolutions that the shares of such class or series shall be represented solely in book-entry form as uncertificated shares. Certificates shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered on the books of the Corporation as they are issued. Such Certificates shall indicate the holder’s name and the number of shares evidenced thereby and shall be signed by the Chair, the President, an Executive Vice President, Senior Vice President or a Vice President and by the Secretary or an Assistant Secretary. If any stock Certificate shall be manually signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any officer of the Corporation may be facsimile. In case any such officer whose facsimile signature has been used on any such stock Certificate shall cease to be such officer, whether because of death, resignation, removal or otherwise, before such stock Certificate shall have been delivered by the Corporation, such stock Certificate may nevertheless be delivered by the Corporation as though the person whose facsimile signature has been used thereon had not ceased to be such officer.
Section 5.2. Lost, Stolen or Destroyed Certificates. With respect to any shares represented by a Certificate, the Board of Directors in individual cases, or by general resolution or by delegation to the transfer agent for the Corporation, may direct that a new stock Certificate or Certificates for shares of capital stock of the Corporation be issued in place of any stock Certificate or Certificates theretofore issued by the Corporation claimed to have been lost, stolen or destroyed, upon the filing of an affidavit to that effect by the person claiming such loss, theft or destruction. When authorizing such an issuance of a new stock Certificate or Certificates, the Board of Directors may, in its discretion and as a condition precedent to such issuance, require the owner of such lost, stolen or destroyed stock Certificate or Certificates to advertise the same in such manner as the Corporation shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the stock Certificate or Certificates claimed to have been lost, stolen or destroyed.

Section 5.3. Transfers of Stock. With respect to any shares represented by a Certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a stock Certificate for shares of capital stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, if the relevant stock Certificate for shares of capital stock of the Corporation is claimed to have been lost, stolen or destroyed, upon compliance with the provisions of Section 5.2 of these Bylaws, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to such stock Certificate or the shares represented thereby of which the Corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of stock Certificates for shares of capital stock of the Corporation, the Corporation shall issue a new stock Certificate or Certificates for such shares to the person entitled thereto, cancel the old stock Certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation. Whenever any transfer of shares of capital stock of the Corporation shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the stock Certificate or Certificates representing such shares are presented to the Corporation for transfer or, in the case of uncertificated shares, documents of transfer are presented to the Corporation, both the transferor and transferee request the Corporation to do so.
Section 5.4. Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any share of capital stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.
ARTICLE VI

GENERAL PROVISIONS
Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be the same as the calendar year.
Section 6.2. Seal. The Corporation shall not be required to use a Corporate Seal. If used, the corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL” and “DELAWARE”; and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.
ARTICLE VII

OFFICES
Section 7.1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road in the City of Wilmington, County of New Castle, and the name of its registered agent is The Prentice-Hall Corporation System, Inc.
Section 7.2. Other Offices. The Corporation may have offices at such other places, both within or without the State of Delaware, as shall be determined from time to time by the Board of Directors or as the business of the Corporation may require.
ARTICLE VIII

INDEMNIFICATION
The Corporation shall indemnify directors, officers and persons as specified the Restated Certificate of Incorporation to the extent set forth in the Restated Certificate of Incorporation, except as otherwise required by the laws of the State of Delaware.
ARTICLE IX

NOTICES
Section 9.1. Manner of Notice. Except as otherwise provided by law, whenever under the provisions of the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, director or member of any committee of the Board of Directors, such notice may be given (a) by personal delivery or (b) by depositing it, in a sealed envelope properly addressed, (i) in the United States mails, air mail or first class, postage prepaid, or (ii) with an overnight delivery service that obtains a receipt or maintains a record of delivery, or (c) by telecopy, electronic mail or other means of electronic transmission, to such stockholder, director or committee member either at the address of such stockholder, director or committee member as it appears on the books of the Corporation or, in the case of such a director or committee member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings with respect to which written notice is required by law, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by the laws of the State of Delaware or these Bylaws.

Whenever notice is required to be given under any provision of the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws to any stockholder to whom (a) notice of two consecutive annual meetings of stockholders, and all notices of meetings of stockholders or of the taking of action by stockholders by written consent without a meeting to such stockholder during the period between such two consecutive annual meetings, or (b) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.
Section 9.2. Waiver of Notice. Whenever any notice is required to be given under any provision of the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person or persons entitled to such notice, or waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because such meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the laws of the State of Delaware, the Restated Certificate of Incorporation or these Bylaws.
ARTICLE X

DIVIDENDS
The Board of Directors may from time to time declare, and the Corporation may pay, dividends, in cash, in property or in shares of capital stock of the Corporation, on its outstanding shares of capital stock in the manner and upon the terms and conditions provided by law and by the Restated Certificate of Incorporation.
ARTICLE XI

AMENDMENTS
Except to the extent otherwise provided in the Restated Certificate of Incorporation or these Bylaws, these Bylaws shall be subject to alteration, amendment or repeal, and new Bylaws may be adopted (a) by the affirmative vote of the holders of not less than a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon or (b) by the affirmative vote of not less than a majority of the Board of Directors present at any meeting of the Board of Directors at which there is a quorum present and voting.
ARTICLE XII

EMERGENCIES
Section 12.1. Emergency Bylaws.
(a)     This article shall be operative during an emergency. An emergency exists for purposes of this section if a quorum of the Corporation's directors cannot be readily assembled within the time period determined by the Chair or TDS Chair of the Board because of an emergency as determined by the Chair or TDS Chair of the Board. Such emergency is intended to include events of extraordinary magnitude and may include the declaration of a civil defense emergency, war, enemy attack, other warlike acts, a catastrophic event, disaster or other similar emergency condition, which prevents the conduct and management of the affairs and business of the Corporation by the Board of Directors and officers in the ordinary course as contemplated by the other Articles of these Bylaws. An emergency, once declared by the Chair or TDS Chair of the Board, shall be deemed to continue until terminated by resolutions adopted for that purpose by the Board of Directors.
(b)    During an emergency, special meetings of the Board of Directors and of any committee thereof may be called by the Chair or the TDS Chair of the Board. Notice of any special or regular meetings of the Board of Directors or any committee need be given only to those directors whom it is practical to reach, may be given in any practical manner and may call a meeting at any time following the notice, including immediately after the notice.
(c)    The directors or sole director in attendance or otherwise participating at a meeting during an emergency shall constitute a quorum of the Board of Directors. Such directors or sole director may temporarily reassign duties and responsibilities of officers, relocate offices, and authorize officers to take emergency actions. Any action taken at a meeting by majority vote of the directors or the sole director in attendance or otherwise participating, shall be the action of the Board of Directors.

(d)     If a quorum of any committee is not in attendance or otherwise participating at a meeting of such committee called during an emergency, any action of such committee may be taken by a majority of the directors or the sole director in attendance or participating in a meeting during such emergency. Alternatively, a majority of such directors or the sole director may temporarily redesignate the membership of committees to serve during the emergency.
(e)    Corporate action taken in good faith during an emergency under this section to further the business affairs of the Corporation shall bind the Corporation and may not be used to impose liability on a director, officer, employee or agent.
ARTICLE XIII

FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, (a) the Court of Chancery (or, if and only if the Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of or based on a breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Corporation to the Corporation or the stockholders, (iii) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation arising pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the General Corporation Law of the State of Delaware (the “DGCL”) or the Restated Certificate of Incorporation or these Bylaws (as each may be amended from time to time), (iv) any action or proceeding asserting a claim against the Corporation or any current or former director, officer, other employee, agent or stockholder of the Corporation governed by the internal affairs doctrine, (v) any action or proceeding to interpret, apply, enforce or determine the validity of the Restated Certificate of Incorporation or these Bylaws (as each may be amended from time to time) (including any right, obligation or remedy thereunder), (vi) any action or proceeding asserting an “internal corporate claim”, as that term is defined in Section 115 of the DGCL and (vii) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery; provided, however, that this clause (a) shall not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and (b) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity holding, owning or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XIII.